CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Blue Chip Stock 2002 Series C, Premier American Portfolio:

We consent to the use of our report dated September 19, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

/s/    KPMG LLP

New York, New York
September 19, 2002